                                                                   Exhibit 10(b)
                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Utility Income Fund, Inc. filed as part of Registration Statement No. 33-49787 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 33-49787).


                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        Swidler Berlin Shereff Friedman, LLP

New York, New York
December 8, 1999